UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 15, 2011

SHELTON GREATER CHINA FUND
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or other jurisdiction of incorporation)	001-34213 (Commission File Number)	52-6400931 (I.R.S. Employer Identification No.)

44 Montgomery Street, Suite 2100, San Francisco, CA (Address of Principal Executive Offices)	94104 (Zip Code)
Registrant's telephone number, including area code: 1(800) 955-9988

Taiwan Greater China Fund
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

KPMG LLP (“KPMG”) was previously the independent registered public accounting firm for the Shelton Greater China Fund (formerly, the Taiwan Greater China Fund) (the “Trust”). Effective June 15, 2011, KPMG was dismissed as the Trust’s independent registered public accounting firm and effective June 20, 2011, Tait, Weller & Baker, LLP was engaged to audit the Trust’s financial statements for the 2011 fiscal year.

The decision to change independent registered public accounting firms was approved by the Audit Committee of the Trust's Board of Trustees (the "Board") and ratified by the full Board.

KPMG's report on the Trust’s financial statements for the fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Trust’s fiscal years ended December 31, 2009 and 2010, and through the interim period ended June 15, 2011, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

The Trust has provided KPMG with a copy of this filing and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements.  A copy of this filing, along with KPMG's response will be filed as an exhibit with the Trust’s next Form N-SAR (in accordance with Sub-Item 77k of Form N-SAR).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                Description

16.1	Letter, dated June 21, 2011, from KPMG LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTON GREATER CHINA FUND

Dated: June 21, 2011	By:	/s/ Stephen C. Rogers
Stephen C. Rogers
Chief Executive Officer

EXHIBIT INDEX

16.1                      Letter, dated June 21, 2011, from KPMG LLP to the Securities and Exchange Commission.